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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 19, 1996, accompanying the consolidated financial statements of G-III Apparel Group, Ltd. and subsidiaries, appearing in the Annual Report on Form 10-K for the year ended January 31, 1996, which is incorporated by reference in this registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report and to the use of our name as it appears under the caption, 'Interests of Named Experts and Counsel.'

GRANT THORNTON LLP

New York, New York
April 19, 1996

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